For further information, contact:
   John B. Kelley, Vice President
   Phone 808-525-8422
   E-mail: invrel@abinc.com

                                                FOR IMMEDIATE RELEASE
                                                Thursday, July 24, 2003

  A&B REPORTS 2ND QUARTER 2003 EARNINGS OF $23.2 MILLION
  ------------------------------------------------------
           Strong Improvement Over 2002 Continued

         Honolulu (July 24, 2003) -- Alexander & Baldwin, Inc. (NASDAQ:ALEX) today reported second quarter 2003 net income of $23,200,000, or $0.56 per share. Net income in the second quarter of 2002 was $13,200,000, or $0.32 per share. Revenue in the second quarter of 2003 was $314,700,000, compared with revenue of $278,600,000 in the second quarter of 2002.

         Net income for the first half of 2003 was $40,800,000, or $0.99 per share. For the first half of 2002, the Company reported net income of $23,000,000, or $0.56 per share. Revenue in the first half of 2003 was $588,100,000, compared with $513,600,000 in the first half of 2002.

COMMENTS ON QUARTER, OUTLOOK
         "The second quarter reflected solid, improved performance by all of our businesses," said Allen Doane, president and chief executive officer of A&B. "That is significant, as it follows results over the past two years that were uneven and driven largely by external events.

         "As positive as this improvement is, bettering 2002's results to date is just a start. With tougher quarterly comparisons coming up in the second half, it will be a challenge to sustain favorable year-to-year comparisons and to get us back to earnings levels that the Company attained previously.

         "Hawaii's economy continues to perform well, with growth in Mainland visitors and in construction offsetting lower international visitor counts. In addition, productivity improved at our Sand Island terminal; we soon will take delivery of an efficient, new replacement container ship for the Hawaii service; and our real estate acquisition program has accelerated, especially with the just-announced acquisition of property at Wailea on Maui.

         "We noted previously that pension costs in 2003 would be about a $0.25 a share drag on earnings. Through the first half of the year, they are 11 cents a share above the same period in 2002, so we have been able to grow earnings in spite of that burden."

TRANSPORTATION--OCEAN TRANSPORTATION


---------------------------------------------------------------------------
                                       Quarter Ended June 30
---------------------------------------------------------------------------
Dollars in Millions              2003           2002        Change
---------------------------------------------------------------------------
  Revenue                      $ 199.3        $ 175.7         13%
  Operating Profit              $ 23.2         $ 13.9         67%
---------------------------------------------------------------------------
Volume (Units)
---------------------------------------------------------------------------
  Hawaii Containers             39,900         40,100          --
  Hawaii Automobiles            41,600         35,600         17%

         Higher revenue and operating profit in the second quarter of 2003 were due mainly to rate actions, an improved mix of freight, a 17-percent increase in Hawaii auto carriage, improved results from the operations of joint ventures and productivity improvements at the Sand Island container terminal. These favorable factors were partially offset by increased operating costs, including the expense of operating an eighth vessel in the Hawaii service, and higher pension costs.


---------------------------------------------------------------------
                                    Six Months Ended June 30
---------------------------------------------------------------------
Dollars in Millions            2003          2002       Change
---------------------------------------------------------------------
  Revenue                     $ 385.4      $ 331.0       16%
  Operating Profit             $ 35.3       $ 16.3      2.2x
---------------------------------------------------------------------
Volume (Units)
---------------------------------------------------------------------
  Hawaii Containers            78,900       75,800        4%
  Hawaii Automobiles           79,100       60,100       32%

         In addition to the factors affecting the second quarter, first-half 2003 Hawaii service container volume was four-percent higher than in the first half of 2002. The improvement in container volume was due mainly to higher demand during the first quarter, as compared with year-earlier demand weakness following the events of 9/11.

TRANSPORTATION--INTERMODAL SERVICES

----------------------------------------------------------------
                                 Quarter Ended June 30
----------------------------------------------------------------
Dollars in Millions       2003           2002         Change
----------------------------------------------------------------
  Revenue                $ 57.4         $ 48.6         18%
  Operating Profit        $ 1.4          $ 0.9         56%
----------------------------------------------------------------

         Higher revenue and operating profit for Matson Intermodal System, Inc. in the second quarter of 2003 were due mainly to continuing increases in customer volume, especially in international and highway activity.

-----------------------------------------------------------------
                               Six Months Ended June 30
-----------------------------------------------------------------
Dollars in Millions       2003           2002         Change
-----------------------------------------------------------------
  Revenue                $ 108.4        $ 88.9         22%
  Operating Profit          $ 1.9        $ 1.0         90%
-----------------------------------------------------------------

         In the first half of 2003, higher intermodal revenue and operating profit also was due mainly to increased customer volume.

PROPERTY DEVELOPMENT & MANAGEMENT--LEASING

-----------------------------------------------------------------
                                 Quarter Ended June 30
-----------------------------------------------------------------
Dollars in Millions        2003         2002         Change
-----------------------------------------------------------------
  Revenue                 $ 20.6       $ 17.4          18%
  Operating Profit         $ 9.5        $ 7.7          23%
-----------------------------------------------------------------
Occupancy Rates
-----------------------------------------------------------------
  Mainland                   96%          91%           5%
  Hawaii                     90%          87%           3%

         Second quarter 2003 revenue and operating profit growth, before removing amounts treated as discontinued operations, was the result of higher occupancies for both the Mainland and Hawaii commercial properties, and the purchases of income-producing property during 2002 and earlier in 2003. The comparison also benefited from a relatively low level of occupancies during the second quarter of 2002. In contrast, this year's second quarter represents a record high in our property leasing activity for both revenue and operating profit.



-------------------------------------------------------------------
                                 Six Months Ended June 30
-------------------------------------------------------------------
Dollars in Millions         2003         2002         Change
-------------------------------------------------- ----------------
  Revenue                  $ 39.7       $ 35.2          13%
  Operating Profit         $ 18.1       $ 15.9          14%
-------------------------------------------------------------------
Occupancy Rates
-------------------------------------------------------------------
  Mainland                    92%          91%           1%
  Hawaii                      90%          87%           3%

         Similarly, for the first half of 2003, revenue and operating profit growth, before removing amounts treated as discontinued operations, was the result of higher occupancies and purchases of income-producing properties both on the Mainland and in Hawaii.

PROPERTY DEVELOPMENT & MANAGEMENT--SALES

------------------------------------------------------------------
                                  Quarter Ended June 30
------------------------------------------------------------------
Dollars in Millions         2003        2002         Change
------------------------------------------------------------------
  Revenue                  $ 26.4       $ 16.6        59%
  Operating Profit          $ 6.9        $ 2.9        2.4x
------------------------------------------------------------------

         Sales during the second quarter of 2003 included Airport Square, a Reno, Nev., shopping center; one industrial lot on Oahu; and three residential properties. Among the sale transactions in the second quarter of 2002 were a small shopping center in Greeley, Colo., an 85-acre parcel in upcountry Maui, seven residential properties and four industrial lots.

-------------------------------------------------------------------
                                Six Months Ended June 30
-------------------------------------------------------------------
Dollars in Millions         2003         2002         Change
-------------------------------------------------------------------
  Revenue                  $ 43.1       $ 53.9        - 20%
  Operating Profit         $ 18.5       $ 11.8          57%
-------------------------------------------------------------------

         Property sales revenue decreased in the first half of 2003, compared with the first half of 2002. Operating profit, however, rose, due to the mix of properties that were sold. In addition to the properties described above, 2003 sales included five commercial properties, three lots at Maui Business Park and residential resort homes and house lots on Maui. The balance of the sales in 2002 included a seven-building distribution complex in Texas, a number of smaller Hawaii commercial properties and residential sales on Maui.

         The sales of certain income-producing assets--even individual buildings within a real estate portfolio--are reported as "discontinued operations" if their earnings and cash flows are separately identifiable and material. The after-tax gains on those sales, and the current and historical earnings of all of these properties, are classified in the financial statements under the caption "Discontinued Operations: Properties."

FOOD PRODUCTS

-----------------------------------------------------------------------
                                    Quarter Ended June 30
-----------------------------------------------------------------------
Dollars in Millions         2003            2002          Change
-----------------------------------------------------------------------
  Revenue                  $ 35.1          $ 27.6          27%
  Operating Profit          $ 2.3           $ 1.0          2.3x
-----------------------------------------------------------------------

         In the second quarter of 2003, greater food products revenue and operating profit resulted from higher production and sales of raw sugar, and higher raw sugar prices.

----------------------------------------------------------------------
                                  Six Months Ended June 30
----------------------------------------------------------------------
Dollars in Millions         2003           2002           Change
----------------------------------------------------------------------

  Revenue                  $ 50.0         $ 44.2            13%
  Operating Profit          $ 4.2          $ 3.1            35%
----------------------------------------------------------------------

         In the first half of 2003, greater food products revenue and operating profit resulted from the same factors cited for the second quarter offset, in part, by higher costs due to a late startup of the sugar factory and wet harvest conditions early in the year.

         In spite of the strong performance in the first half, the outlook for food products for all of 2003 remains lower than the unusually good results in full-year 2002.

BALANCE SHEET COMMENTS
         The most prominent change on the balance sheet since year-end 2002 was the previously described first quarter conveyance of land and improvements with a carrying cost of $27.7 million to the Kukui'Ula joint venture. This reduced real estate developments and raised investments. Other changes on the balance sheet were normal, and largely seasonal in nature.

CASH FLOW COMMENTS
         Comparing the first half of 2003 with that of 2002, operating cash flows increased by a net $69.0 million. The increase was due principally to better operating results, the timing of sales and expenditures for real estate developments that are classified as real estate held for sale, fluctuations in other working capital balances and the effects of the timing of tax payments made in 2002 resulting from the sale of securities in late 2001.

Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Intermodal System, Inc.; in property development and management, through A&B Properties, Inc.; and in food products, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com. Statements in this press release that are not
-------------------------
historical facts are "forward-looking" statements that involve a number of risks and uncertainties described on page 19 of the Company's Annual Report on Form 10-K, which is included in the Company's 2002 annual report to shareholders. These factors could cause actual results to differ materially from those projected in the statements.


                                  ALEXANDER & BALDWIN, INC.
                                  -------------------------
                     2003 and 2002 Second-Quarter and First-Half Results
                     ---------------------------------------------------


                                              2003                   2002
                                              ----                   ----
Three Months Ended June 30:
---------------------------
Revenue                                   $314,700,000           $278,600,000
Income From Continuing Operations          $18,800,000            $11,800,000
Discontinued Operations: Properties1        $4,400,000             $1,400,000
Net Income                                 $23,200,000            $13,200,000
Basic Share Earnings
     Continuing Operations                       $0.45                  $0.29
     Net Income                                  $0.56                  $0.32
Diluted Share Earnings
     Continuing Operations                       $0.45                  $0.29
     Net Income                                  $0.56                  $0.32
Average Shares Outstanding                  41,400,000             41,000,000

Six Months Ended June 30:
-------------------------
Revenue                                   $588,100,000           $513,600,000
Income From Continuing Operations          $29,500,000            $16,400,000
Discontinued Operations: Properties1       $11,300,000             $6,600,000
Net Income                                 $40,800,000            $23,000,000
Basic Share Earnings
     Continuing Operations                       $0.71                  $0.40
     Net Income                                  $0.99                  $0.56
Diluted Share Earnings
     Continuing Operations                       $0.71                  $0.40
     Net Income                                  $0.98                  $0.56
Average Shares Outstanding                  41,400,000             40,800,000


1 "Discontinued Operations: Properties" consists of sales, or intended sales, of certain lands and buildings that are material and have separately identifiable earnings and cash flows.


                                                Industry Segment Data, Net Income
                                                ---------------------------------
                                        (In Millions, Except Per Share Amounts, Unaudited)

                                                                    Three Months Ended                  Six Months Ended
                                                                    ------------------                  ----------------
                                                                         June 30,                           June 30
                                                                         --------                           -------
                                                                   2003            2002               2003             2002
                                                                   ----            ----               ----             ----
Revenue:
--------
     Transportation
         Ocean Transportation                                   $  199.3        $  175.7           $  385.4         $  331.0
         Intermodal Services                                        57.4            48.6              108.4             88.9
     Property Development & Management
         Leasing                                                    20.6            17.4               39.7             35.2
         Sales                                                      26.4            16.6               43.1             53.9
         Less Amounts Reported In
          Discontinued Operations                                  (24.1)           (7.3)             (38.5)           (39.6)
     Food Products                                                  35.1            27.6               50.0             44.2
                                                                --------        --------           --------         --------

         Total Revenue                                          $  314.7        $  278.6           $  588.1         $  513.6
                                                                ========        ========           ========         ========


Operating Profit, Net Income:
-----------------------------
     Transportation
         Ocean Transportation                                   $   23.2        $   13.9           $   35.3         $   16.3
         Intermodal Services                                         1.4             0.9                1.9              1.0
     Property Development & Management
         Leasing                                                     9.5             7.7               18.1             15.9
         Sales                                                       6.9             2.9               18.5             11.8
         Less Amounts Reported In
          Discontinued Operations                                   (7.0)           (2.2)             (18.2)           (10.4)
     Food Products                                                   2.3             1.0                4.2              3.1
                                                                --------        --------           --------         --------
         Total Operating Profit                                     36.3            24.2               59.8             37.7
     Interest Expense                                               (2.4)           (3.0)              (5.0)            (6.0)
     Corporate Expenses                                             (4.1)           (3.3)              (8.2)            (6.2)
                                                                --------        --------           --------         --------
         Income From Continuing Operations                                                   .
         Before Income Taxes                                        29.8            17.9               46.6             25.5
     Income Taxes                                                  (11.0)           (6.1)             (17.1)            (9.1)
                                                                --------        --------           --------         --------

     Income From Continuing Operations                              18.8            11.8               29.5             16.4
         Discontinued Operations: Properties                         4.4             1.4               11.3              6.6
                                                                --------        --------           --------         --------
     Net Income                                                 $   23.2        $   13.2           $   40.8         $   23.0
                                                                ========        ========           ========         ========

     Basic Earnings Per Share, Continuing Operations            $   0.45        $   0.29           $   0.71         $   0.40
     Basic Earnings Per Share, Net Income                       $   0.56        $   0.32           $   0.99         $   0.56

     Average Shares                                                 41.4            41.0               41.4             40.8





                          Consolidated Balance Sheets
                          ---------------------------
                                 (In Millions)
                                                  June 30,           December 31,
                                                  --------           ------------
                                                    2003                 2002
                                                    ----                 ----
                                                 (Unaudited)
ASSETS
Current Assets                                   $   252.9            $   233.7
Investments                                           58.0                 32.9
Real Estate Developments                              22.9                 42.0
Property, Net                                        948.9                942.6
Capital Construction Fund                            210.7                208.4
Other Assets                                         147.8                138.0
                                                 ---------            ---------
                    Total                        $ 1,641.2            $ 1,597.6
                                                 =========            =========
LIABILITIES & EQUITY
Current Liabilities                              $   180.4            $   151.1
Long-Term Debt                                       249.4                247.8
Post-Retirement Benefit Obligs.                       43.1                 42.6
Other Long-Term Liabilities                           98.9                 94.6
Deferred Income Taxes                                339.4                337.8
Shareholders' Equity                                 730.0                723.7
                                                 ---------            ---------
                    Total                        $ 1,641.2            $ 1,597.6
                                                 =========            =========






                   Consolidated Statements of Cash Flows
                  -------------------------------------
                              (In Millions)
                                                        Six Months Ended
                                                        ----------------
                                                            June 30,
                                                            -------
                                                       2003               2002
                                                       ----               ----
                                                              (Unaudited)
Operating Cash Flows                                $   61.5            $  (7.5)
Capital Expenditures                                   (19.2)             (26.3)
CCF Deposits, Net                                       (2.3)             (16.6)
Proceeds From Issuance of
  (Payment of) Debt, Net                               (13.0)              33.7
Dividends Paid                                         (18.6)             (18.4)
All Other, Net                                           5.7               24.6
                                                    --------            --------
Increase/(Decrease) In Cash                         $   14.1            $ (10.5)
                                                    ========            ========
Depreciation                                        $  (35.2)           $ (35.5)
                                                    ========            ========

                             #####